Fonix Annual Shareholder Meeting Rescheduled to June 23, 2006

SALT LAKE CITY, UT (May 9, 2005) Fonix Corporation (OTC BB: FNIX), an integrated communications carrier providing telecommunications services and value-added speech technologies, has filed a new proxy statement with the U.S. Securities and Exchange Commission (SEC) and rescheduled its Annual Meeting of Shareholders from Monday, May 15, 2006 to Friday, June 23, 2006. The meeting date has been reset to comply with proxy notification requirements.

The meeting will be held at Fonix Corporation headquarters, 9350 South 150 East, Suite 700, Sandy, Utah and will begin at 10:00 a.m. M.D.T.

About Fonix
Based in Salt Lake City, UT, Fonix Corporation is an innovative communications and technology company that provides integrated telecommunications services and value-added speech technologies through Fonix Telecom, Inc., LecStar Telecom, Inc. and Fonix Speech, Inc. The combination of interactive speech technology and integrated telecommunications services allows Fonix to provide customers with comprehensive cost-effective solutions to enhance and expand their communications needs. Visit www.fonix.com for more information, or call (801) 553-6600 and say “Sales.”

Fonix Investor Contact: Gino De Jesus
(678) 391-4596
gdejesus@fonix.com

Statements released by Fonix that are not purely historical are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, intentions and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company’s business prospects and performance. The Company’s actual results could differ materially from those in such forward-looking statements. Risk factors include general economic, competitive, governmental and technological factors as discussed in the Company’s filings with the SEC on Forms 10-K, 10-Q and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

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